UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021

URSTADT BIDDLE PROPERTIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-12803
(Commission File Number)

Maryland	04-2458042
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

321 RAILROAD AVENUE
GREENWICH, Connecticut 06830
(Address of principal executive offices, including zip code)

(203) 863-8200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par Value $.01 per share	UBP	New York Stock Exchange
Class A Common Stock, par value $.01 per share	UBA	New York Stock Exchange
6.25% Series H Cumulative Preferred Stock	UBPRH	New York Stock Exchange
5.875% Series K Cumulative Preferred Stock	UBPPRK	New York Stock Exchange
Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange
Class A Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02           Results of Operations and Financial Condition.
Supplemental Information Package referenced in Item 7.01 below is incorporated herein by reference.
Item 7.01           Regulation FD Disclosure.
On January 13, 2021, Urstadt Biddle Properties Inc. (the “Company”) disclosed a supplemental information package on its corporate website in connection with its fourth quarter ended October 31, 2020.  A copy of the supplemental information package is furnished with this report as Exhibit 99.1.  Such information shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in  such filing.
Item 9.01          Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable.
(d)	The following exhibit is furnished as part of this report:
Supplemental Information Package is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 13, 2021	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer